CUSIP NO. 22942D 10 6



                                   EXHIBIT 1

                        DIRECTORS AND EXECUTIVE OFFICERS
                                       OF
                         BOWMAR INSTRUMENT CORPORATION


All persons listed below are citizens of the United States of America

                                   DIRECTORS
                                   ---------

NAME AND RESIDENCE OR BUSINESS ADDRESS      PRESENT PRINCIPAL OCCUPATION
--------------------------------------      ----------------------------

Thomas K. Lanin                             Consultant
9831 East Clinton Street
Scottsdale, AZ 85260

Steven P. Matteucci                         President/JEPM, Inc.
2600 N. Central Avenue, 16th Floor
Phoenix, AZ 85004-3020

Dan L. McGurk                               Private Investor
3471 Via Lido, Suite 209
Newport Beach, CA 92663

Thomas M. Reahard                           Chairman and CEO of Symmetry Software
Symmetry Corporation                        Corporation.
9832 N. Hayden Rd., Suite 101
Scottsdale, AZ 85258

Hamid R. Shokrgozar*                        President and Chief Executive Officer of
3601 E. University Drive                    Bowmar Instrument Corporation
Phoenix, Arizona  85034

Edward A. White                             Chairman of the Board of Bowmar Instrument
3601 E. University Drive                    Corporation
Phoenix, Arizona  85034

                               EXECUTIVE OFFICERS
                               ------------------

Joseph G. Warren, Jr.                       Vice President, Finance, Chief Financial
3601 E. University Drive                    Officer, Secretary and Treasurer of Bowmar
Phoenix, Arizona  85034                     Instrument Corporation.



* Also an Executive Officer